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                                                                     EXHIBIT 2.1

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                  AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of March 15, 2004, by and among Henkel KGaA, a Kommanditgesellschaft auf Aktien (a partnership limited by shares) organized under the laws of the Federal Republic of Germany ("PARENT"), Henkel Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and The Dial Corporation, a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

                  WHEREAS, Parent, Merger Sub and the Company have entered into the Agreement and Plan of Merger, dated as of December 14, 2003 (the "MERGER AGREEMENT");

                  WHEREAS, in connection with the settlement of all stockholder litigation relating to the Merger Agreement and the transactions contemplated thereby, Parent, Merger Sub and the Company desire to amend the Merger Agreement to reduce the Termination Fee (as defined in the Merger Agreement) from $110,000,000 to $85,000,000; and

                  WHEREAS, pursuant to Section 8.07 of the Merger Agreement, the Merger Agreement may be amended by a writing signed on behalf of all of the parties thereto.

                  NOW, THEREFORE, Parent, the Company and Merger Sub, for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Merger Agreement.

2. Amendment to Section 8.06(b) of the Merger Agreement. The reference to the amount of "$110,000,000" in Section 8.06(b) of the Merger Agreement as the amount of the Termination Fee is hereby deleted and replaced with the amount of "$85,000,000".

3. Limited Effect. Except as specifically amended hereby, the terms and provisions of the Merger Agreement shall continue and remain in full force and effect in accordance with its terms. All references in the Merger Agreement (and in any other agreement, document, instrument and certificate entered into or delivered in

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         connection therewith) to the "Merger Agreement" or the "Agreement"
         shall be deemed for all purposes to refer to the Merger Agreement, as amended by this Amendment.

4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this
Amendment to Agreement and Plan of Merger to be duly executed as of the day and year first above written.

                                        HENKEL KGaA

                                        By: /s/ Franz-Josef Acher
                                            ____________________________________
                                            Name: Franz-Josef Acher
                                            Title: General Counsel

                                        By: /s/ Thomas-Gerd Kuehn
                                            ____________________________________
                                            Name: Thomas-Gerd Kuehn
                                            Title: Associate General Counsel

                                        HENKEL MERGER CORPORATION

                                        By: /s/ Helmut Nuhn
                                            ____________________________________
                                            Name: Helmut Nuhn
                                            Title: VP Corp. Dev.

                                        By: /s/ Kenneth R. Pina
                                            ____________________________________
                                            Name: Kenneth R. Pina
                                            Title: V.P.

                                        THE DIAL CORPORATION

                                        By: /s/ Herbert M. Baum
                                            ____________________________________
                                            Name: Herbert M. Baum
                                            Title: Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer